SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 9, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K/A amends the Registrant’s Current Reports on Form 8-K for the events dated November 9, 2006 and December 7, 2006, respectively, to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b).

FORM 8-K
INDEX

Item 2.01. Acquisition or Disposition of Assets		3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits		5

a.	Westin O’Hare Hotel

	Balance Sheet as of December 31, 2005, and the related statements of operations, changes in owner’s equity, and cash flows for the period from January 1, 2005 through October 17, 2005 and for the period from October 18, 2005 through December 31, 2005	6

b.	MIP Hotels

	Combined Balance Sheets as of December 31, 2005 and 2004 and the related combined statements of operations, owner’s equity, and cash flows for the years then ended	16

c.	Pro Forma Financial Information (Unaudited)	40

	Pro Forma Consolidated Balance Sheet as of September 30, 2006	42

	Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006	43

	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	45

d.	Exhibits	47

	23.1 Consent of Independent Registered Public Accounting Firm

	23.2 Independent Auditors’ Consent

SIGNATURE		48

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS
WESTIN O’HARE HOTEL:
On November 9, 2006, Ashford Hospitality Trust, Inc. (the “Company”) completed the acquisition of the 525-room Westin O’Hare hotel in Rosemont, Illinois, for approximately $125.0 million in cash from JER O’Hare Hotel, LLC, an affiliate of JER Partners. The Company will operate the hotel under a long-term management agreement with Starwood Hotels and Resorts Worldwide.
The Company funded the acquisition from cash on its balance sheet and proceeds from an $80.0 million draw completed on November 8, 2006 on its $150.0 million credit facility, due August 16, 2008, with an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio. On November 16, 2006, the Company executed a $101.0 million, ten-year, 5.81% fixed-rate first mortgage loan, which is interest-only for the first five years, matures December 8, 2016, and is secured by the Westin O’Hare hotel. On that date, proceeds from this loan were used to repay the aforementioned $80.0 million outstanding balance on the Company’s $150.0 million credit facility.
MIP HOTELS:
On December 7, 2006, the Company completed the acquisition of a seven-property, 2,004-room hotel portfolio for approximately $267.2 million in cash from a partnership of affiliates of Oak Hill Capital Partners, The Blackstone Group, and Interstate Hotels and Resorts (i.e., MIP BLOOMINGTON, LLC, MIP IOWA CITY, LLC, MIPS SAN DIEGO, LLC, MIP TRUMBULL, LLC, MIP ANCHORAGE, LLC, MIP WALNUT CREEK, LLC, each a Delaware limited liability company, and MIP PHILADELPHIA, LP, a Pennsylvania limited partnership).
The seven-property hotel portfolio consists of five core properties and two non-core properties which the Company intends to sell as follows:
Core Properties:
Sheraton Anchorage in Anchorage, AK
Hilton Minneapolis/St. Paul Airport in Bloomington, MN
Embassy Suites Philadelphia Airport in Philadelphia, PA
Sheraton San Diego Hotel, Mission Valley in San Diego, CA
Embassy Suites Walnut Creek in Walnut Creek, CA
Non-Core Properties:
Sheraton Iowa City in Iowa City, IA
Marriott Trumbull in Trumbull, CT
The Company will operate the five core hotels under a long-term management Remington Management, L.P., which is an affiliate of the Company. The two non-core hotels will continue to be managed by an affiliate of Interstate Hotels and Resorts.

The Company funded the acquisition from:
a)	cash on its balance sheet,

b)	proceeds from a $25.0 million draw completed on December 6, 2006 on its $150.0 million credit facility, due August 16, 2008, with an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio, and

c)	proceeds from a $247.0 million first mortgage loan executed on December 7, 2006, of which $212.0 million was funded immediately with the remaining balance to be funded over the next two years as capital expenditures are incurred by the Company. The loan bears interest at a rate of LIBOR plus 1.72%, requires monthly interest-only payments through maturity, matures December 11, 2009 with two one-year extension options, and includes certain prepayment restrictions and fees. The loan is secured by the seven hotels acquired on December 7, 2006, as discussed above. In connection with this loan, on December 6, 2006, the Company purchased two 6.25% LIBOR interest rate caps with a total notional amount of $247.0 million to limit its exposure to rising interest rates on its variable-rate debt. These interest rate caps mature December 11, 2009.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Report of Independent Registered Public Accounting Firm
The Board of Directors
Ashford Hospitality Trust, Inc.
We have audited the accompanying balance sheet of the Westin O’Hare Hotel (the Hotel) as of December 31, 2005, and the related statements of operations, changes in owner’s equity, and cash flows for the period from January 1, 2005 through October 17, 2005 and for the period from October 18, 2005 through December 31, 2005. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Westin O’Hare Hotel at December 31, 2005, and the results of its operations and its cash flows for the period from January 1, 2005 through October 17, 2005 and for the period from October 18, 2005 through December 31, 2005, in conformity with U.S. generally accepted accounting principals.
/S/ Ernst & Young LLP
Dallas, Texas
December 5, 2006

Westin O’Hare Hotel
Balance Sheets

	September 30	December 31
	2006	2005
	(Unaudited)
Assets
Property and equipment:
Land	$11,800,420	$11,800,420
Building and improvements	85,188,259	84,534,360
Furniture, fixtures, and equipment	9,991,028	9,313,059

	106,979,707	105,647,839
Less accumulated depreciation	(4,007,978)	(826,036)

	102,971,729	104,821,803

Cash and cash equivalents	1,501,096	1,166,944
Restricted cash	1,586,628	2,298,460
Guest and trade receivables less allowance for doubtful accounts of $22,296 in 2006 and $83,550 in 2005	2,487,254	1,706,851
Prepaid expenses and other assets	551,870	355,143
Deferred loan fees, net of accumulated amortization of $666,447 in 2006 and $143,631 in 2005	714,324	1,237,140

Total assets	$109,812,901	$111,586,341

Liabilities and Owners’ equity
Note payable	$86,100,000	$86,100,000
Accounts payable and accrued expenses	4,262,279	2,325,241
Accrued real estate taxes	1,734,647	2,457,345

Total liabilities	92,096,926	90,882,586

Owners’ equity	17,715,975	20,703,755

Total liabilities and owners’ equity	$109,812,901	$111,586,341

See accompanying notes.

Westin O’Hare Hotel
Statements of Operations

			Period From	Period From
			January 1,	October 18,
	Nine Months Ended		2005 Through	2005 Through
	September 30,		October 17,	December 31,
	2006	2005	2005	2005
	(Unaudited)
Operating revenues:
Rooms	$16,236,796	$14,197,989	$15,301,536	$3,558,771
Food and beverage	13,176,715	12,725,950	13,640,572	3,480,846
Other operating departments	1,077,167	1,011,200	1,076,691	233,601
Rentals and other	906,384	849,219	1,033,589	196,063

Total operating revenues	31,397,062	28,784,358	31,052,388	7,469,281

Operating expenses:
Rooms	4,206,430	3,875,165	4,185,108	982,010
Food and beverage	8,520,190	8,163,937	8,704,055	2,196,114
Other operating departments	368,233	334,883	354,964	85,530
Rentals and other	151,493	174,620	193,756	45,162
Property operating	2,120,571	2,096,323	2,284,328	582,564
Property taxes and insurance	2,343,541	2,086,925	2,268,033	693,173
Marketing	1,965,385	1,760,014	1,900,900	507,417
Administrative and general	1,863,312	2,020,266	2,254,189	483,161
Management fees	1,722,876	1,490,265	1,634,736	395,856
Depreciation and amortization	3,704,758	3,692,190	4,127,673	969,576

Total operating expenses	26,966,789	25,694,588	27,907,742	6,940,563

Operating income	4,430,273	3,089,770	3,144,646	528,718

Other (expense) income:
Interest expense	(4,068,053)	(1,527,349)	(2,032,824)	(1,171,487)
Gain on sale of Property	—	—	63,078,684	—

Net (loss) income	$362,220	$1,562,421	$64,190,506	$(642,769)

See accompanying notes.

Westin O’Hare Hotel
Statements of Changes in Owner’s Equity
For the period January 1, 2005 through October 17, 2005 and
for the period October 18, 2005 through December 31, 2005
and for the Nine Months Ended September 30, 2006

Total
Owner’s
Equity
Balance at January 1, 2005	$19,444,256
Distributions to Venture Owner	(83,634,762)
Net income for period	64,190,506

Balance at October 17, 2005	—

Contributions from Current Owner	21,346,524
Net loss for period	(642,769)

Balance at December 31, 2005	20,703,755

Distributions to Current Owner (unaudited)	(3,350,000)
Net income for period (unaudited)	362,220

Balance at September 30, 2006 (unaudited)	$17,715,975

See accompanying notes.

Westin O’Hare Hotel
Statements of Cash Flows

			Period From	Period From
			January 1,	October 18,
	Nine Months Ended		2005 Through	2005 Through
	September 30,		October 17,	December 31,
	2006	2005	2005	2005
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$362,220	$1,562,421	$64,190,506	$(642,769)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,704,758	3,692,190	4,127,582	969,667
Gain on sale of property	—	—	(63,078,684)	—
Loss in fair value of interest rate cap	281,518	—	—	15,635
Change in operating assets and liabilities:
Receivables, net	(780,403)	(1,401,164)	2,000,132	(1,362,702)
Restricted cash	711,832	(1,349,223)	734,422	(241,880)
Prepaid expenses and other assets	(159,245)	136,524	466,338	(99,321)
Accounts payable and accrued expenses	1,937,038	557,259	(2,000,786)	1,410,857
Accrued real estate taxes	(722,698)	532,691	(2,380,000)	573,562

Net cash provided by operating activities	5,335,020	3,730,698	4,059,510	623,049

Cash flows from investing activities:
Purchase of property and equipment	(1,331,868)	(1,062,901)	(1,131,694)	(163,968)
Proceeds from sale of property and equipment	—	—	104,382,540	—
Purchase of property and equipment	—	—	—	(105,315,890)

Net cash (used in) provided by investing activities	(1,331,868)	(1,062,901)	103,250,846	(105,479,858)

Cash flows from financing activities:
Repayment of note payable	—	—	(24,205,557)	—
Principal payments	—	(577,742)	(577,742)	—
Proceeds from note payable	—	—	—	86,100,000
Payment of deferred loan fees	—	—	—	(1,380,771)
Purchase of interest rate cap	(319,000)	—	—	(42,000)
Distributions	(3,350,000)	(410,732)	(83,634,762)	—
Contributions	—	—	—	21,346,524

Net cash (used in) provided by financing activities	(3,669,000)	(988,474)	(108,418,061)	106,023,753

Net decrease (increase) in cash and cash equivalents	334,152	1,679,323	(1,107,705)	1,166,944
Cash and cash equivalents at beginning of period	1,166,944	1,107,705	1,107,705	—

Cash and cash equivalents at end of period	$1,501,096	$2,787,028	$—	$1,166,944

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,225,453	$1,564,568	$2,196,824	$716,934

See accompanying notes.

Westin O’Hare Hotel
Notes to Financial Statements
Year Ended December 31, 2005, and for the
Nine Months Ended September 30, 2006 and 2005 (unaudited)
1. Business Organization
The Westin O’Hare Hotel (the Hotel), a 525-room hotel located in Rosemont, Illinois, was owned by the Westin O’Hare Hotel Venture (the Venture) on January 1, 2005 through October 17, 2005. On October 18, 2005, the Hotel was acquired by JER O’Hare Hotel, LLC (Current Owner) for approximately $105.3 million. The Hotel with a historical cost basis of land of $6.0 million, building and improvements, net of accumulated depreciation, of $26.7 million, furniture, fixtures and equipment, net of accumulated depreciation, of $8.6 million, and working capital of $0.9 million, resulted in a net gain of $63.1 million. At the purchase date, the carrying value of the assets was stepped up in accordance with Financial Accounting Standards No. 141 Business Combinations. Depreciation for the period October 18, 2005 through December 31, 2005 is calculated on this basis.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying audited financial statements of the Hotel as of December 31, 2005, and for the year then ended are prepared in accordance with U.S. generally accepted accounting principles and reflect the Hotel operations under both the Venture and the Current Owner.
Interim Financial Information
The accompanying unaudited financial statements of the Hotel as of September 30, 2006, and for the nine-month periods ended September 30, 2006 and 2005, have been prepared pursuant to the Securities and Exchange Commission (the SEC) rules and regulations. All amounts included in the notes to the financial statements referring to September 30, 2006, and for the nine-month periods ended September 30, 2006 and 2005, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.
Revenue Recognition
Revenue is recognized in the period in which the services are provided.

Westin O’Hare Hotel
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Cash Equivalents
The Venture and Current Owner consider all highly liquid investments with original maturities of three months or less to be cash equivalents.
Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Property and Equipment
Property and equipment are stated at their historical cost. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the related assets as follows:

Building and improvements	40 – 45 years
Furniture, fixtures, and equipment	3 – 12 years
Replacements of expendable supplies (linens, china, silverware, and glassware) are expensed when purchased.
Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS No. 144) provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment losses recognized in 2006 or 2005.

Westin O’Hare Hotel
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Deferred Loan Fees
Deferred loan fees are amortized using the straight-line method, which approximates the effective interest rate, over the life of the related loan.
Income Taxes
No provision for Federal income taxes has been made in the accompanying financial statements as the liability for such taxes would be that of each owner rather than the Hotel.
Restricted Cash
In accordance with the note payable agreements, deposits for the payment of real estate taxes and other future capital costs are made to restricted escrow accounts.
Fair Value of Financial Instruments
The Current Owner believes that the interest rates associated with its notes payable approximate the market interest rates for these types of debt instruments and as such, the carrying amount of the notes payable approximates its fair value.
The carrying amounts of cash equivalents, restricted cash, guest and trade receivables, and accounts payable and accrued expenses approximate fair value because of the relatively short maturity of these instruments.
3. Notes Payable
The Current Owner entered into a financing arrangement with a financial institution to finance its purchase of the Hotel. The financing consists of two notes: a $45.0 million note (Note A) and a $41.1 million note (Note B). Note A bears interest at LIBOR (4.37% at December 31, 2005) plus 0.60%, per annum, and Note B bears interest at LIBOR plus 2.59%, per annum. Both Note A and Note B (collectively, the Notes) require monthly payments of interest only and principal matures on November 9, 2007. The maturity of the Notes can be extended for two, twelve month periods, subject to certain conditions, as defined. The Notes may be prepaid, subject to certain conditions, including a prepayment penalty of 2% of the principal balance if repaid within the first twelve months of the term. The Notes are collateralized by the Hotel.
The Venture had a note payable with monthly principal and interest payments of $226,905, an interest rate of 7.96%, and a maturity date of March 1, 2006. Additional interest, as defined, was payable quarterly at a rate of 0.5% of annual gross room revenue. Interest expense totaled $2,032,915 (including $476,809 of a prepayment penalty) and $1,561,132 for the period from January 1, 2005 through October 17, 2005, and for the nine months ended September 30, 2005, respectively. The note payable was collateralized by the Hotel. The note payable was repaid with proceeds from the sale of the Hotel to the Current Owner.
In order to mitigate the risks associated with changes in the interest rate markets, the Company entered into two interest rate protection agreement that effectively caps the variable interest rate exposure on the Notes. In October 2005, the Current Owner purchased an interest rate cap (expiring November 2007) for $42,000 that effectively caps LIBOR at 6.25% on a notional amount of $86.1 million. In June 2006, the Current Owner purchased a second interest rate cap

Westin O’Hare Hotel
Notes to Financial Statements (continued)
3. Notes Payable (continued)
(expiring August 2008) for $319,000 that effectively caps LIBOR at 6% on a notional amount of $100 million. The Company determined that these agreements were to be characterized as ineffective under the definitions included within Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities.” The change in value of these instruments during a reporting period is characterized as additional interest expense in the related period, and totaled $281,518 and $15,635 for the nine months ended September 30, 2006 and for the period October 18, 2005 through December 31, 2005, respectively. The net asset value of the interest rate caps are $63,847 and $26,365 as of September 30, 2006 and December 31, 2005 (included in prepaid expenses and other assets on the balance sheets), respectively.
4. Management Agreement
The Hotel is managed by Starwood Hotels and Resorts Worldwide, Inc. (Starwood) under the terms of a management agreement that expires in 2024. The annual minimum management fee (Minimum Fee) equal to 3% of gross revenue, as defined, amounted to $939,104, $863,340, $929,591, and $215,843 for the nine months ended September 31, 2006 and 2005, the period from January 1, 2005 through October 17, 2005, and for the period from October 18, 2005 through December 31, 2005, respectively. In addition to the Minimum Fee, an annual incentive management fee equal to the amount, if any, by which 15% of operating profit, as defined, exceeds the annual Minimum Fee, amounted to $783,772, $626,925, $705,145, and $180,013 for the nine months ended September 31, 2006 and 2005, the period from January 1, 2005 through October 17, 2005, and for the period from October 18, 2005 through December 31, 2005, respectively. The agreement provides for certain annual operating profit targets. Management fee payments are deferred to the extent such operating targets are not achieved and any amounts paid during the year are reimbursable by Starwood. Minimum management fees and incentive management fees payable to Starwood are $426,252 and $48,074 at September 30, 2006 and December 31, 2005 (included in accounts payable and accrued expenses), respectively.
Under this agreement, Starwood also provides the Hotel with marketing services. Marketing fees paid to Starwood, amounted to $474,806, $431,767, $464,892, and $112,039 for the nine months ended September 31, 2006 and 2005, the period from January 1, 2005 through October 17, 2005 and for the period from October 18, 2005 through December 31, 2005, respectively. The annual marketing fee is calculated as 1.5% of gross revenue, as defined. Marketing fees of $22,472 and $29,462 at September 30, 2006 and December 31, 2005, respectively, were payable to Starwood (including in accounts payable and accrued expenses).

Westin O’Hare Hotel
Notes to Financial Statements (continued)
4. Management Agreement (continued)
Starwood also charges the Hotel a fee for reservations serviced by the Starwood central reservation center. The fee charged to the Venture is equal to 0.8% of total room revenue. These fees amounted to $80,901, $98,045, $106,534, and $14,128 for the nine months ended September 30, 2006 and 2005, for the period from January 1, 2005 through October 17, 2005, and for the period from October 18, 2005 through December 31, 2005, of which $16,288 and $7,359 at September 30, 2006 and December 31, 2005, respectively, were payable to Starwood (included in accounts payable and accrued expenses).
The Hotel participates in Starwood’s frequent travelers and airline mileage programs offered to Hotel quests. These costs totaled $474,276, $403,794, $407,619, and $122,578 for the nine months ended September 30, 2006 and 2005, for the period from January 1, 2005 through October 17, 2005, and for the period from October 18, 2005 through December 31, 2005.
5. Employee Benefit Plan
A defined contribution plan (the Plan) was established by Starwood and adopted by the Hotel for all nonunion hourly employees of the Hotel. The monthly contribution amount is calculated as approximately 3% of gross salaries and wages. The Hotel made contributions to the Plan of $154,130, $132,161, $130,076, and $149,140 for the nine months ended September 30, 2006 and 2005 for the period from January 1, 2005 through October 17, 2005, and for the period from October 18, 2005 through December 31, 2005, respectively.
6. Commitments and Contingencies
The Hotel is subject to certain litigation arising in the ordinary course of business. In the opinion of management and its legal counsel, the outcome of such litigation is not likely to have a material adverse effect on the Hotel’s financial position or results of operations.
7. Subsequent Event
On November 9, 2006, the Current Owner sold the Hotel to Ashford Hospitality Trust, Inc. for approximately $125 million. Proceeds from the sale were used, in part, to pay off the Notes.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Financial Statements
December 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Partners
MIP, L.P.:
We have audited the accompanying combined balance sheets of the MIP Hotels as of December 31, 2005 and 2004 and the related combined statements of operations, owner’s equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the management of MIP, L.P., the owner of the MIP Hotels. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the MIP Hotels as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/S/ KPMG LLP
McLean, Virginia
December 12, 2006

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and subsidiaries)
Combined Balance Sheets
December 31, 2005 and 2004
(In thousands)

	2005	2004
Assets
Property and equipment, net	$207,874	210,816
Cash and cash equivalents	1,732	1,909
Accounts receivable, net of allowance for doubtful accounts of $83 and $77, respectively	2,998	2,837
Prepaid expenses and other assets	1,082	784
Restricted cash	4,121	5,987
Intangible assets, net	2,834	3,267

Total assets	$220,641	225,600

Liabilities and Owner’s Equity

Accounts payable	$800	880
Accrued expenses and other liabilities	6,472	5,726
Deposits	447	271
Accrued interest payable	536	381
Debt	151,412	127,131

Total liabilities	159,667	134,389

Commitments and contingencies

Owner’s equity	60,974	91,211

Total liabilities and owner’s equity	$220,641	225,600

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and subsidiaries)
Combined Statements of Operations
Years ended December 31, 2005 and 2004
(In thousands)

	2005	2004
Revenues:
Rooms	$61,192	57,422
Food and beverage	24,050	20,631
Other operating departments	3,987	3,844

Total revenues	89,229	81,897

Operating costs and expenses:
Rooms	17,048	15,410
Food and beverage	17,529	14,313
Other operating expenses	2,485	2,555
Undistributed expenses:
Administrative and general	8,366	7,329
Property operating costs	18,798	16,785
Management fees	2,000	2,522
Property taxes, insurance, and other	4,707	3,983
Depreciation and amortization	10,224	9,048

Total operating expenses	81,157	71,945

Operating income	8,072	9,952

Interest expense	15,476	10,104

Net loss	$(7,404)	(152)

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and subsidiaries)
Combined Statements of Owner’s Equity
Years ended December 31, 2005 and 2004
(In thousands)

Balance, January 1, 2004	$82,841

Contributions from owner	8,522

Net loss	(152)

Balance, December 31, 2004	91,211

Distributions to owner	(22,833)

Net loss	(7,404)

Balance, December 31, 2005	$60,974

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and subsidiaries)
Combined Statements of Cash Flows
Years ended December 31, 2005 and 2004
(In thousands)

	2005	2004
Cash flows from operating activities:
Net loss	$(7,404)	(152)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization of franchise fees	10,224	9,048
Amortization of deferred financing fees	4,178	583
Change in operating assets and liabilities:
Accounts receivable, net	(161)	(545)
Prepaid expenses and other assets	(298)	1,457
Accounts payable	(80)	(198)
Accrued expenses, other liabilities and deposits	922	(520)
Accrued interest payable	155	214

Cash provided by operating activities	7,536	9,887

Cash flows from investing activities:
Capital expenditure for hotel properties	(7,248)	(8,738)
Change in restricted cash	1,866	3,483

Cash used in investing activities	(5,382)	(5,255)

Cash flows from financing activities:
Contributions from (distributions to) owner	(22,833)	8,522
Repayments of long term debt	(150,719)	(11,701)
Proceeds from long term debt	175,000	—
Deferred financing costs	(3,779)	—

Cash used in financing activities	(2,331)	(3,179)

Increase (decrease) in cash and cash equivalents	(177)	1,453

Cash and cash equivalents, beginning of year	1,909	456

Cash and cash equivalents, end of year	$1,732	1,909

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $3 and $595, respectively	$11,348	10,546
See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
(1)	Business and Basis of Presentation

The accompanying combined financial statements include the operations of the following seven hotels owned by MeriStar Investment Partners, L.P. and subsidiaries (MIP, L.P.). The seven hotels are leased to MIP Lessee, L.P. MIP Lessee, L.P. is the sole general partner in MIP, L.P. In addition, the combined financial statements include the operations of a conference center and rental property in Iowa City, IA which are leased by MIP Lessee, L.P. MIP, L.P., through the subsidiaries listed below, owns the following seven hotels:

MIP, L.P. Subsidiary	Name of Hotel	Location
MIP Bloomington, LLC	Hilton Airport Hotel	Minneapolis, MN
MIP San Diego, LLC	Sheraton Hotel	San Diego, CA
MIP Iowa City, LLC	Sheraton Hotel	Iowa City, IA
MIP Trumbull, LLC	Marriott Hotel	Trumbull, CT
MIP Anchorage, LLC	Sheraton Hotel	Anchorage, AK
MIP Walnut Creek, LLC	Embassy Suites	Walnut Creek, CA
MIP Philadelphia, LP	Embassy Suites	Philadelphia, PA
The MIP Hotels are managed by Interstate Management Company, L.L.C., a subsidiary of Interstate Hotels & Resorts, Inc., (Interstate) and a related party to MIP, L.P.

The above-listed subsidiaries are referred to as the MIP Subsidiaries. Collectively, the seven hotels and the leasehold interest in the conference center and rental property adjacent to the Sheraton Hotel in Iowa City, IA are referred to as the MIP Hotels. The combined financial statements reflect the combined financial position, results of operations and cash flows for the MIP Hotels. The combined financial statements have been presented on the accrual basis. Inter-hotel transactions and balances have been eliminated in conjunction with the combination of the hotels.

(2)	Summary of Significant Accounting Policies
(a)	Cash Equivalents

Cash balances include amounts deposited in the operating accounts of the individual hotels. MIP Hotels considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

(b)	Allowance for Doubtful Accounts

Provision is made for doubtful accounts receivable when we determine it is more likely than not that a specific account will not be collected.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
(c)	Restricted Cash

Restricted cash consists of amounts deposited in accounts established by the lender for interest reserves and a repair and replacement reserves as required by an agreement between the MIP Subsidiaries and German American Capital Corporation, as lender.

(d)	Property and Equipment

Property and equipment includes the hotels and related assets. These assets are recorded at cost. Building and building improvements are depreciated on a straight-line basis over 40 years. Furniture and equipment are depreciated on a straight-line basis over estimated useful lives of five to seven years.

(e)	Impairment of Long-Lived Assets

Long-lived assets and certain intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying value of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the analysis indicates that the carrying value is not recoverable from future cash flows, the asset is written down to estimated fair value and an impairment loss is recognized.

(f)	Intangible Assets

Intangible assets primarily consist of deferred financing costs and franchise costs. Financing costs incurred in obtaining debt are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the related debt and are recorded as part of interest expense. Franchise costs are amortized on a straight-line basis over the terms of the related franchise agreements.

(g)	Debt and Derivative Financial Instruments and Hedging

The MIP Hotels serve as collateral for a loan agreement between the MIP subsidiaries and a lender. The outstanding loan balance and related interest expense, deferred financing costs and interest rate cap agreements are reflected in the combined financial statements.

Interest rate cap agreements are in place to mitigate the risk of interest rate fluctuations association with the variable rate loan agreement. Under the interest rate cap agreements, an initial premium payment was made to the counterparty in exchange for the right to receive payments from the counterparty if interest rates exceed specified levels during the agreement period. The interest rate cap agreements are measured at fair value and recognized as either assets or liabilities with changes in fair value recorded through the statement of operations.

(h)	Revenue Recognition

Revenue is recognized when the services are rendered.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
(i)	Income Taxes

No provision has been made for income taxes since any such amount is the liability of the individual partners of MIP, L.P.

(j)	Use of Estimates

The preparation of the combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts included in the combined financial statements, and our disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ materially from those estimates.

(k)	Fair Value of Financial Instruments

The MIP Hotels financial instruments include cash equivalents, accounts receivable, accounts payable and accrued expenses, and LIBOR-based variable rate debt. The fair value of these financial instruments approximates their carrying values given their short-term nature or contractual value.

(l)	Conditional Asset Retirement Obligations

In March 2005, the FASB released FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies the need for an assessment of any asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. These activities would include environmental remediation and other similar activities. The interpretation further requires the recognition of a liability for the activity when incurred, generally upon acquisition or through normal operations of the asset. The interpretation also clarifies when an entity should have sufficient information to reasonably estimate the fair value of other activity. The interpretation is effective for years ended after December 15, 2005 and requires the disclosure of the cumulative effect of retrospective application. The adoption of FIN 47 did not have a material impact on the combined financial statements.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
(3)	Property and Equipment

Property and equipment consists of the following at December 31:

	2005	2004
Land	$29,443	29,443
Buildings and building improvements	187,084	184,433
Furniture, fixtures, and equipment	40,007	35,834
Construction-in-progress	491	71

	257,025	249,781

Less accumulated depreciation	(49,151)	(38,965)

Property and equipment, net	$207,874	210,816

(4)	Debt

On February 9, 2005, MIP, L.P. entered into a loan agreement with German American Capital Corporation to borrow an aggregate of $175,000 (the Loan Agreement). In connection with this financing, MIP, L.P. immediately repaid the outstanding balance of $143,390 due under the prior loan agreement and mezzanine loan agreement with Lehman Brothers Holding, Inc. (Lehman).

The Loan Agreement, which is collateralized by MIP, L.P.’s interest in the MIP Hotels, was stratified into a primary note with three mezzanine notes. The primary note has an original principal balance of $100,000 while the three mezzanine notes have original principal balances of $33,000, $24,500 and $17,500, respectively. The interest rate for the Loan Agreement is based on the 30-day LIBOR. Interest is paid monthly in accordance with all unpaid principal due at maturity. The excess cash proceeds from the refinancing are reported as distributions to owner. Scheduled payments of principal are not required monthly, however, the Loan Agreement does require principal payments upon the disposition of the hotel assets.

At December 31, 2005, debt consisted of the following:

		Interest rate at	Balance at
		December 31,	December 31,
	Interest rate	2005	2005
Primary loan	LIBOR + 1.82%	6.19%	$86,514
First mezzanine	LIBOR + 3.50%	7.87	28,555
Second mezzanine	LIBOR + 5.00%	9.37	21,200
Third mezzanine	LIBOR + 7.00%	11.37	15,143

Total debt			$151,412

(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
The maturity date of the Loan Agreement is February 9, 2010. At the option of MIP, L.P., the Loan Agreement can be extended annually for an additional three years. MIP, L.P. is in compliance with all provisions and requirements of the Loan Agreement.

Interest costs of approximately $15,476 and $10,104 were incurred during 2005 and 2004 respectively. Interest expense for 2005 included amortization of deferred financing fees of $4,178, including $3,364 expensed for the write-off of deferred financing costs and the payment of termination fees in connection with the refinancing of the existing loan with Lehman. Interest expense for 2004 included amortization of financing fees of $583.

(5)	Intangible Assets

Intangible assets consist of the following at December 31:

	2005	2004
Deferred financing costs	$3,269	4,473
Franchise costs	441	441

	3,710	4,914

Less accumulated amortization	(876)	(1,647)

Intangible assets, net	$2,834	3,267

During 2005, financing costs of $3,779 were capitalized in connection with the execution of the Loan Agreement. Based on the current intangible assets subject to amortization, the estimated amortization expense for each of the succeeding four years will be approximately $791, while the fifth year will be approximately $141.

(6)	Contingencies

In the course of normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against us. Based on currently available facts, we believe that the disposition of matters pending or asserted will not have a material adverse effect on our combined financial position, results of operations, or liquidity.

(7)	Management Agreement

Interstate provides management and accounting services to MIP Hotels under five-year management agreements. The management agreements include termination provisions upon the sale of a hotel. The management fees for the hotels range from 2% to 4% of total revenue based on the operating performance of the individual hotel. The MIP Hotels incurred management fees of $2,000 and $2,522 in 2005 and 2004, respectively. The calculation of the management fee was amended in 2006. The fee will continue to be based on a percentage of total revenues subject to an annual minimum aggregate fee of $1,050. Also, each hotel pays approximately $3 per month for accounting services.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
December 31, 2005 and 2004
(In thousands)
Continental Design and Supply (CDS), also a subsidiary of Interstate and a related party to the MIP Hotels, provides purchasing and project management services to the Hotels. CDS earned revenues of approximately $430 from the Partnership in 2005 and 2004, respectively.
The MIP Hotels operate under various brand names through franchise agreements. As of December 31, 2005, the significant terms associated with these franchise agreements are as follows:

		Franchise	Marketing
	Termination	fee (% of	fee (% of
Name of hotel	date	revenue)	revenue)	Other fees
Hilton Airport Hotel – Minneapolis, MN	September 2011	5%	1%	N/A

Sheraton Hotel – San Diego, CA	January 2015	3	1	N/A

Sheraton Hotel – Iowa City, IA	December 2009	5	1	Global distribution fee – 0.24% of room revenue

Marriot Hotel – Trumbull, CT	February 2006	6 (of room revenue)	1	Food and beverage fee – 3% of F&B revenue

Sheraton Hotel – Anchorage, AK	October 2009	4	1	Global distribution fee – 0.24% of room revenue

Embassy Suites – Walnut Creek, CA	April 2010	4	2	N/A

Embassy Suites – Philadelphia, PA	October 2017	4	2	N/A
(8)	Sale of the MIP Hotels

On September 15, 2006, the MIP Subsidiaries and MIP Lessee, L.P. entered into a contract of sale to sell the MIP Hotels and the leasehold interests of MIP Lessee, L.P. in the conference center and rental property in Iowa City, IA to Ashford Hospitality Limited Partnership for $267,150. This transaction closed on December 7, 2006 and all outstanding amounts under the Loan Agreement were repaid.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Financial Statements
September 30, 2006
(Unaudited)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Balance Sheets
(In thousands)

	September 30,
	2006	December 31,
	(Unaudited)	2005
Assets
Property and equipment, net — held for sale	$204,037	207,874
Cash and cash equivalents	2,777	1,732
Accounts receivable, net of allowance for doubtful accounts of $84 and $77, respectively	5,059	2,998
Prepaid expenses and other assets	1,572	1,082
Restricted cash	8,558	4,121
Intangible assets, net	2,305	2,834

Total assets	$224,308	220,641

Liabilities and Owner’s Equity

Accounts payable	$632	800
Accrued expenses and other liabilities	8,323	6,472
Deposits	682	447
Accrued interest payable	569	536
Debt — held for sale	151,412	151,412

Total liabilities	161,618	159,667

Commitments and contingencies
Owner’s equity	62,690	60,974

Total liabilities and owner’s equity	$224,308	220,641

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Statements of Operations
(In thousands)

	Nine months ending
	September 30,	September 30,
	2006	2005
	(Unaudited)	(Unaudited)
Revenues:
Rooms	$52,445	47,329
Food and beverage	19,565	17,072
Other operating departments	3,244	3,038

Total revenues	75,254	67,439

Operating costs and expenses:
Rooms	13,989	12,899
Food and beverage	13,789	12,711
Other operating expenses	1,860	1,895
Undistributed expenses:
Administrative and general	6,470	6,160
Property operating costs	15,248	14,040
Management fees	1,467	1,544
Property taxes, insurance, and other	4,718	3,781
Depreciation and amortization	7,217	7,594

Total operating expenses	64,758	60,624

Operating income	10,496	6,815

Interest expense	9,751	12,268

Net income (loss)	$745	(5,453)

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Statements of Owner’s Equity
(In thousands)

Balance, December 31, 2004	$91,211

Distributions to owner	(22,833)
Net loss	(7,404)

Balance, December 31, 2005	60,974
Contributions from owner (unaudited)	971
Net income (unaudited)	745

Balance, September 30, 2006 (unaudited)	$62,690

See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Combined Statements of Cash Flows
(In thousands)

	Nine months ending
	September 30,	September 30,
	2006	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$745	(5,453)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	7,217	7,594
Amortization of deferred financing fees	456	3,998
Change in operating assets and liabilities:
Accounts receivable, net	(2,061)	(1,747)
Prepaid expenses and other assets	(490)	(270)
Accounts payable	(168)	26
Accrued expenses, other liabilities and deposits	2,086	1,514
Accrued interest payable	33	302

Cash provided by operating activities	7,818	5,964

Cash flows from investing activities:
Capital expenditure for hotel properties	(3,307)	(6,542)
Change in restricted cash	(4,437)	1,311

Cash used in investing activities	(7,744)	(5,231)

Cash flows from financing activities:
Contributions from (distributions to) owner	971	(19,890)
Repayments of long term debt	—	(150,719)
Proceeds from long term debt	—	175,000
Deferred financing costs	—	(3,779)

Cash provided by financing activities	971	612

Increase in cash and cash equivalents	1,045	1,345

Cash and cash equivalents, beginning of year	1,732	1,909

Cash and cash equivalents, end of year	$2,777	3,254

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $0 and $595, respectively	$9,264	8,270
See accompanying notes to combined financial statements.

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
(1)	Business and Basis of Presentation

The accompanying combined financial statements include the operations of the following seven hotels owned by MeriStar Investment Partners, L.P. and subsidiaries (MIP, L.P.). The seven hotels are leased to MIP Lessee, L.P. MIP Lessee, L.P. is the sole general partner in MIP, L.P. In addition, the combined financial statements include the operations of a conference center and rental property in Iowa City, IA which are leased by MIP Lessee, L.P. MIP, L.P., through the subsidiaries listed below, owns the following seven hotels:

MIP, L.P. Subsidiary	Name of Hotel	Location
MIP Bloomington, LLC	Hilton Airport Hotel	Minneapolis, MN
MIP San Diego, LLC	Sheraton Hotel	San Diego, CA
MIP Iowa City, LLC	Sheraton Hotel	Iowa City, IA
MIP Trumbull, LLC	Marriott Hotel	Trumbull, CT
MIP Anchorage, LLC	Sheraton Hotel	Anchorage, AK
MIP Walnut Creek, LLC	Embassy Suites	Walnut Creek, CA
MIP Philadelphia, LP	Embassy Suites	Philadelphia, PA
The above-listed subsidiaries are referred to as the MIP Subsidiaries. Collectively, the seven hotels and the leasehold interest in the conference center and rental property adjacent to the Sheraton Hotel in Iowa City, IA are referred to as the MIP Hotels. The combined financial statements reflect the combined financial position, results of operations and cash flows for the MIP Hotels. The combined financial statements have been presented on the accrual basis. Inter-hotel transactions and balances have been eliminated in conjunction with the combination of the hotels.

The combined financial statements as of and for the nine months ended September 30, 2006 and for the nine months ended September 30, 2005 are unaudited. However, in the opinion of management, all adjustments, including accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

(2)	Summary of Significant Accounting Policies
(a)	Cash and Cash Equivalents

Cash balances include amounts deposited in the operating accounts of the individual hotels. MIP Hotels considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

(b)	Allowance for Doubtful Accounts

Provision is made for doubtful accounts receivable when we determine it is more likely than not that a specific account will not be collected.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
(c)	Restricted Cash

Restricted cash consists of amounts deposited in accounts established by the lender for interest reserves and a repair and replacement reserves as required by an agreement between the MIP Subsidiaries and German American Capital Corporation, as lender.

(d)	Property and Equipment

Property and equipment includes the hotels and related assets. These assets are recorded at cost. Building and building improvements are depreciated on a straight-line basis over 40 years. Furniture and equipment are depreciated on a straight-line basis over estimated useful lives of five to seven years.

Long-lived assets and certain intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying value of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the analysis indicates that the carrying value is not recoverable from future cash flows, the asset is written down to estimated fair value and an impairment loss is recognized.

On September 15, 2006, the hotel assets and liabilities were considered to be held for sale and depreciation and amortization ceased on that date in accordance with Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets.

(e)	Intangible Assets

Intangible assets primarily consist of deferred financing costs and franchise costs. Financing costs incurred in obtaining debt are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the related debt and are recorded as part of interest expense. Franchise costs are amortized on a straight-line basis over the terms of the related franchise agreements.

(f)	Debt and Derivative Financial Instruments and Hedging

The MIP Hotels serve as collateral for a loan agreement between MIP, L.P. and its subsidiaries and a lender. The outstanding loan balance and related interest expense, deferred financing costs and interest rate cap agreements are reflected in the combined financial statements.

Interest rate cap agreements are in place to mitigate the risk of interest rate fluctuations association with the variable rate loan agreement. Under the interest rate cap agreements, an initial premium payment was made to the counterparty in exchange for the right to receive payments from the counterparty if interest rates exceed specified levels during the agreement period. The interest rate cap agreements are measured at fair value and recognized as either assets or liabilities with changes in fair value recorded through the statement of operations.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
(g)	Revenue Recognition

Revenue is recognized when the services are rendered.

(h)	Income Taxes

No provision has been made for income taxes since any such amount is the liability of the individual partners of MIP, L.P.

(i)	Use of Estimates

The preparation of the combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts included in the combined financial statements, and our disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ materially from those estimates.

(j)	Fair Value of Financial Instruments

The MIP Hotels financial instruments include cash equivalents, accounts receivable, accounts payable and accrued expenses, and LIBOR-based variable rate debt. The fair value of these financial instruments approximates their carrying values given their short-term nature or contractual value.

(k)	Conditional Asset Retirement Obligations

In March 2005, the FASB released FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies the need for an assessment of any asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. These activities would include environmental remediation and other similar activities. The interpretation further requires the recognition of a liability for the activity when incurred, generally upon acquisition or through normal operations of the asset. The interpretation also clarifies when an entity should have sufficient information to reasonably estimate the fair value of other activity. The interpretation is effective for years ended after December 15, 2005 and requires the disclosure of the cumulative effect of retrospective application. The adoption of FIN 47 did not have a material impact on the combined financial statements.
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
(3)	Property and Equipment

Property and equipment consists of the following:

	September 30,	December 31,
	2006	2005
Land	$29,443	29,443
Buildings and building improvements	189,083	187,084
Furniture, fixtures, and equipment	41,423	40,007
Construction-in-progress	382	491

	260,331	257,025

Less accumulated depreciation	(56,294)	(49,151)

Investments in hotel properties, net	$204,037	207,874

(4)	Debt

On February 9, 2005, MIP, L.P. entered into a loan agreement with German American Capital Corporation to borrow an aggregate of $175,000 (Loan Agreement). In connection with this financing, MIP, L.P. immediately repaid the outstanding balance of $143,390 due under the prior loan agreement and mezzanine loan agreement with Lehman Brothers Holding, Inc. (Lehman).

The Loan Agreement, which is collateralized by MIP, L.P.’s interest in the MIP Hotels, was stratified into a primary note with three mezzanine notes. The primary note has an original principal balance of $100,000 while the three mezzanine notes have original principal balances of $33,000, $24,500 and $17,500, respectively. The interest rate for the Loan Agreement is based on the 30-day LIBOR. Interest is paid monthly in accordance with all unpaid principal due at maturity. The excess cash proceeds from the refinancing are reported as distributions to owner. Scheduled payments of principal are not required monthly, however, the Loan Agreement does require principal payments upon the disposition of the hotel assets.

		Interest rate at	Balance at
		December 31,	September 30,
	Interest rate	2005	2006
Primary loan	LIBOR + 1.82%	6.19%	$86,514
First mezzanine	LIBOR + 3.50%	7.87	28,555
Second mezzanine	LIBOR + 5.00%	9.37	21,200
Third mezzanine	LIBOR + 7.00%	11.37	15,143

Total debt			$151,412

(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
The maturity date of the Loan Agreement is February 9, 2010. At the option of MIP, L.P., the Loan Agreement can be extended annually for an additional three years. MIP, L.P. is in compliance with all provisions and requirements of the Loan Agreement.

Interest costs of $9,879 and $12,268 were incurred for the nine month periods ending September 30, 2006 and 2005 respectively. Interest expense for 2005 nine month period included amortization of deferred financing fees of $3,998, including $3,364 expensed for the write-off of deferred financing costs and payment of termination fees in connection with the refinancing of the existing loan with Lehman.

(5)	Intangible Assets

Intangible assets consist of the following:

	September 30,	December 31,
	2006	2005
Deferred financing costs	$3,174	3,269
Franchise costs	441	441

	3,615	3,710

Less accumulated amortization	(1,310)	(876)

Intangible assets, net	$2,305	2,834

During February 2005, financing costs of $3,779 were capitalized in connection with the execution of the Loan Agreement.

(6)	Contingencies

In the course of normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against us. Based on currently available facts, we believe that the disposition of matters pending or asserted will not have a material adverse effect on our combined financial position, results of operations, or liquidity.

(7)	Management Agreement

Interstate Management Company, L.L.C., a subsidiary of Interstate Hotels & Resorts, Inc., (Interstate) and a related party, provides management and accounting services to MIP Hotels under five-year management agreements. Prior to the January 1, 2006, the management fees for the hotels range from 2% to 4% of total revenue based on the operating performance of the individual hotel. Effective January 1, 2006, the parties agreed to amend the calculation of management fee. For 2006, the management fee continues to be calculated as a percentage of total revenues based on the operating performance of the hotels. The minimum percentage has reduced to 1.5% of total revenues, and an aggregate minimum fee of $1,050 was established. Management fees were $1,467 and $1,544 for the nine month periods ended September 30,
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
2006 and 2005, respectively. Each hotel pays approximately $3 per month for the accounting services provided.

Continental Design and Supply (CDS), also a subsidiary of Interstate and a related party to the MIP Hotels, provides purchasing and project management services to the Hotels. CDS earned revenues of approximately $$226 and $372 for the nine month periods ended September 30, 2006 and 2005, respectively.

The MIP Hotels operate under various brand names through franchise agreements. As of December 31, 2005, the significant terms associated with these franchise agreements are as follows:

		Franchise	Marketing
	Termination	fee (% of	fee (% of
Name of hotel	date	revenue)	revenue)	Other fees
Hilton Airport Hotel – Minneapolis, MN	September 2011	5%	1%	N/A

Sheraton Hotel – San Diego, CA	January 2015	3	1	N/A

Sheraton Hotel – Iowa City, IA	December 2009	5	1	Global distribution fee – 0.24% of room revenue

Marriot Hotel – Trumbull, CT	February 2006	6 (of room revenue)	1	Food and beverage fee – 3% of F&B revenue

Sheraton Hotel – Anchorage, AK	October 2009	4	1	Global distribution fee – 0.24% of room revenue

Embassy Suites – Walnut Creek, CA	April 2010	4	2	N/A

Embassy Suites – Philadelphia, PA	October 2017	4	2	N/A
(Continued)

MIP HOTELS
(Wholly Owned Properties of MIP, L.P. and Subsidiaries)
Notes to Combined Financial Statements
September 30, 2006
(Unaudited)
(In thousands)
(8)	Sale of the MIP Hotels

On September 15, 2006, the MIP Subsidiaries and MIP Lessee, L.P. entered into a contract of sale to sell the MIP Hotels and the leasehold interests of MIP Lessee, L.P. in the conference center and rental property in Iowa City, IA to Ashford Hospitality Limited Partnership for $267,150. On September 15, 2006, the hotel assets and liabilities were considered to be held for sale and depreciation and amortization ceased on that date in accordance with Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets.

The transaction closed on December 7, 2006 and all outstanding amounts under the Loan Agreement were repaid.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2004 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the periods presented.
On January 20, 2005, in a follow-on public offering, the Company issued 10,350,000 shares of its common stock at $9.62 per share, which generated gross proceeds of approximately $99.6 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $94.4 million. The 10,350,000 shares issued include 1,350,000 shares sold pursuant to an over-allotment option granted to the underwriters. Of the net proceeds, a portion was used to partially fund the $35.0 million cash portion of the purchase price associated with the acquisition of a 21-property hotel portfolio, which closed on March 16, 2005. The net proceeds were also used for the repayment of approximately $14.7 million of the mortgage debt assumed in the acquisition, repayment of the then outstanding $17.8 million balance on the $60.0 million credit facility, due August 17, 2007, repayment of the $15.5 million mortgage note payable, due December 31, 2005, repayment of the $7.0 mortgage note payable, due July 31, 2007, and general corporate purposes.
On March 16, 2005, the Company acquired 21 hotel properties and an office building from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros, which collectively owned approximately 78% of the acquired properties, and certain members of the Company’s senior management, whom collectively owned approximately 22% of the acquired properties, for approximately $250.0 million. The $250.0 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on $10.07 per share, which represents the average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004. Company management received their net consideration for the acquisition in the form of limited partnership units, whereas the third parties received 50% of their consideration in limited partnership units and 50% in cash. Of the 21 acquired hotels, 13 are considered core hotels while eight were considered non-core hotels which were subsequently sold. The Company used proceeds from its sale of Series B cumulative convertible redeemable preferred stock on December 30, 2004, from its follow-on public offering on January 20, 2005, and from a $15.0 million draw on its $60.0 million credit facility on March 16, 2005 to fund the acquisition of these properties.
On March 22, 2005, the Company acquired the Hilton Santa Fe hotel property in Santa Fe, New Mexico, from Santa Fe Hotel Joint Venture for approximately $18.2 million in cash. The Company used proceeds from borrowings and its follow-on public offering on January 20, 2005 to fund this acquisition.
On April 5, 2005, in a follow-on public offering, the Company issued 5,000,000 shares of its common stock at $10.25 per share, which generated gross proceeds of approximately $51.3 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $49.3 million. On May 4, 2005, the Company issued an additional 182,100 shares of its common stock pursuant to an over-allotment option granted to the underwriters, which generated additional proceeds of approximately $1.8 million. The net proceeds were used for the origination of a mezzanine notes receivable of approximately $8.0 million on April 18, 2005, the origination of a mezzanine notes receivable of approximately $8.5 million on May 27, 2005, to partially fund the acquisition of a 30-property hotel portfolio on June 17, 2005, and for general corporate purposes.
On June 15, 2005, the Company issued 6,454,816 shares of Series B cumulative convertible redeemable preferred stock at $10.07 per share, which generated gross proceeds of approximately $65.0 million. The proceeds were used to partially fund the acquisition of a 30-property hotel portfolio on June 17, 2005 and for the origination of a mezzanine notes receivable of approximately $4.0 million on June 21, 2005.
On June 17, 2005, the Company acquired a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. Of the 30 acquired hotels, 22 are considered core hotels while eight were considered non-core hotels which were subsequently sold. To fund this acquisition, the Company used proceeds from several sources, including: its $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.
On July 1, 2005, the Company issued 2,070,000 shares of its common stock to a financial institution for $9.139 per share, which generated proceeds of approximately $18.9 million. The proceeds were used for the origination of a mezzanine notes receivable of approximately $5.6 million on July 12, 2005 and for general corporate purposes including future acquisitions.
On October 28, 2005, the Company acquired the Hyatt Dulles hotel property in Herndon, Virginia, from Dulles Airport, LLC for approximately $72.5 million in cash. The Company used proceeds from borrowings to fund this acquisition, including a portion of its $210.8 million mortgage loan executed on October 13, 2005 and its $45.0 million mortgage loan executed on October 28, 2005.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.1 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company used proceeds from two credit facility draws of approximately $88.9 million and $15.0 million to fund this acquisition.
On July 13, 2006, the Company acquired the Marriott Crystal Gateway hotel in Arlington, Virginia, from EADS Associates limited Partnership for approximately $107.2 million. The purchase price consisted of the assumption of approximately $53.3 million of mortgage debt, the issuance of approximately $42.7 million worth of limited partnership units, which equates to 3,814,842 units valued at $11.20 per unit, approximately $2.5 million in cash paid in lieu of units, the reimbursement of capital expenditures costs of approximately $7.2 million, and other net closing costs and adjustments of approximately $1.5 million. The limited partnership units issued represent Class B common units, with a fixed dividend rate of 6.82% in years 1-3 and 7.2% thereafter based on the $11.20 per unit price, and have priority in payment of cash dividends over holders of common units. After ten years, either party may convert these units to common units. For accounting purposes, these units were valued at approximately $40.6 million or $10.64 per unit, which represents the average market price of the Company’s common stock from five business days before the definitive agreement was finalized on May 18, 2006 to five business days after such date. In addition, the Company assumed the existing management agreement which expires in 2017 with three ten-year renewal options. The management agreement provides for a base management fee of 3% of the hotel’s gross revenues plus certain incentive management fees. Based on the Company’s review of this management agreement, the Company concluded that the terms are more favorable to the manager than a typical current market management agreement. Hence, the Company recorded an unfavorable contract liability of approximately $15.8 million related to this management agreement as of the acquisition date.
On July 25, 2006, in a follow-on public offering, the Company issued 14,950,000 shares of its common stock at $11.40 per share, which generated gross proceeds of approximately $170.4 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $162.0 million. The 14,950,000 shares issued include 1,950,000 shares sold pursuant to an over-allotment option granted to the underwriters. On July 25, 2006, the net proceeds were used to pay down the Company’s $30.0 million balance on its $47.5 million credit facility, due October 10, 2007, and pay down its $98.9 million balance on its $100.0 million credit facility, due August 17, 2008.
On November 9, 2006, the Company acquired the Westin O’Hare hotel property in Rosemont, Illinois, for approximately $125.0 million in cash. To fund this acquisition, the Company used cash available on its balance sheet and proceeds from a $101.0 million mortgage loan executed on November 16, 2006.
On December 7, 2006, the Company acquired a seven-property hotel portfolio (“MIP Portfolio”) from a partnership of affiliates of Oak Hill Capital Partners, The Blackstone Group, and Interstate Hotels and Resorts for approximately $267.2 million in cash. Of the seven acquired hotels, five are considered core hotels while two are considered non-core hotels, which the Company intends to sell. To fund this acquisition, the Company used cash available on its balance sheet, proceeds from a $25.0 million draw on a credit facility, and proceeds from a $212.0 million mortgage loan executed on December 7, 2006.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 13, 2006 and December 11, 2006, respectively, which announced the completion of the acquisitions of the Westin O’Hare hotel property and the MIP Portfolio, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2005, which are incorporated by reference in the Company’s Form 10-K, filed March 14, 2006, and the consolidated financial statements and notes thereto related to Westin O’Hare and MIP Portfolio included elsewhere in this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect this acquisition and related equity offering have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of September 30, 2006
(In Thousands)
(Unaudited)

		(a)		(b)		(c)
		Westin O’Hare		MIP Portfolio		Additional
	Historical	Acquisition		Acquisition		Funding	Pro Forma
	September 30,	Pro Forma		Pro Forma		Pro Forma	September 30,
	2006	Adjustments		Adjustments		Adjustments	2006
Assets
Investment in hotel properties, net	$1,351,950	$125,439	(1)	$224,666	(1)	$—	$1,702,055
Cash and cash equivalents	111,690	(125,439	)(2)	(268,666	)(2)	337,960	55,545
Restricted cash	15,387	—		—		—	15,387
Accounts receivable, net of allowance	21,819	—		—		—	21,819
Inventories	1,387	—		—		—	1,387
Assets held for sale	2,451	—		44,000	(1)	—	46,451
Notes receivable	97,357	—		—		—	97,357
Deferred costs, net	12,822	—		—		—	12,822
Prepaid expenses	4,451	—		—		—	4,451
Intangible assets, net	1,057	—		—		—	1,057
Other assets	33,228	—		—		—	33,228
Due from hotel managers	20,750	—		—		—	20,750

Total assets	$1,674,349	$—		$—		$337,960	$2,012,309

Liabilities and Owners’ Equity
Indebtedness	$753,654	$—		$—		$337,960	$1,091,614
Capital leases payable	221	—		—		—	221
Accounts payable	13,322	—		—		—	13,322
Accrued expenses	28,314	—		—		—	28,314
Dividends payable	19,880	—		—		—	19,880
Deferred income	304	—		—		—	304
Deferred incentive management fees	4,655	—		—		—	4,655
Unfavorable management contract liability	15,599	—		—		—	15,599
Due to hotel managers	3,758	—		—		—	3,758

Total liabilities	839,707	—		—		337,960	1,177,667

Commitments & contingencies	—	—		—		—	—
Minority interest	118,832	—		—		—	118,832
Preferred stock — Series B	75,000	—		—		—	75,000

Preferred stock — Series A	23	—		—		—	23
Common stock	723	—		—		—	723
Additional paid-in capital	700,625	—		—		—	700,625
Accumulated other comprehensive income loss	369	—		—		—	369
Accumulated deficit	(60,930)	—		—		—	(60,930)

Total owners’ equity	$640,810	$—		$—		$—	$640,810

Total liabilities and owners’ equity	$1,674,349	$—		$—		$337,960	$2,012,309

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the acquisition of the Westin O’Hare hotel property on November 9, 2006.

(b)	Represents pro forma adjustments to reflect the acquisition of the seven-hotel MIP Portfolio on December 7, 2006, two of which hotels were immediately designated as held for sale.

(c)	Represents pro forma adjustments to reflect debt incurred to fund the aforementioned acquisitions as follows:

On November 16, 2006, the Company executed a $101.0 million mortgage loan, secured by the Westin O’Hare hotel property.

On December 6, 2006, the Company completed a $25.0 million draw on its existing $150.0 million credit facility.

On December 7, 2006, the Company executed a $212.0 million loan, secured by the MIP Portfolio.

(1)	Represents the estimated allocation of the purchase price, including closing costs, to investment in hotel properties and assets held for sale.

(2)	Represents approximate cash paid, including closing costs, to fund these acquisitions.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)		(c)		(d)
		Miscellaneous		Westin		MIP		MIP Discontinued		(e)		Adjusted
	Historical	Acquisitions		O’Hare		Properties		Properties		Debt		Pro Forma
	September 30,	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Pro Forma		September 30,
	2006	Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		2006
Revenue
Rooms	$285,162	25,969	(4)	16,237	(4)	52,445	(4)	(12,247	)(5)	—		$367,566
Food and beverage	54,079	12,215	(4)	13,177	(4)	19,565	(4)	(5,910	)(5)	—		93,126
Other	14,188	1,244	(4)	1,983	(4)	3,244	(4)	(816	)(5)	—		19,843

Total hotel revenue	353,429	39,428		31,397		75,254		(18,973)		—		480,535

Interest income from notes receivable	11,518	—		—		—		—		—		11,518
Asset management fees	934	—		—		—		—		—		934

Total Revenue	365,881	39,428		31,397		75,254		(18,973)		—		492,987

Expenses
Hotel operating expenses
Rooms	62,895	6,482	(4)	4,206	(4)	13,989	(4)	(3,431	)(5)	—		84,141
Food and beverage	41,337	8,673	(4)	8,520	(4)	13,789	(4)	(4,281	)(5)	—		68,038
Other direct	6,033	791	(4)	519	(4)	1,860	(4)	(577	)(5)	—		8,626
Indirect	105,356	11,862	(4)	6,735	(4)	21,718	(4)	(6,085	)(5)	—		139,586
Management fees	13,884	1,147	(4)	939	(4)	2,058	(9)	(370	)(5)	—		17,658
Property taxes, insurance, and other	19,887	1,635	(4)	2,343	(4)	4,718	(4)	(1,111	)(5)	—		27,472
Depreciation & amortization	37,120	3,362	(6)	4,688	(6)	8,077	(6)	(1,478	)(6)	—		51,769
Loss on reclassification from discontinued to continuing	863	—		—		—		—		—		863
Corporate general and administrative	14,958	—		—		—		—		—		14,958

Total Operating Expenses	302,333	33,952		27,950		66,209		(17,333)		—		413,111

Operating Income	63,548	5,476		3,448		9,045		(1,641)		—		79,877

Interest income	2,065	—		—		—		—		—		2,065
Interest expense and amortization and write-off of loan costs	(35,961)	—		—		—		—		(37,243	)(7)	(73,204)
Loss on debt extinguishment	—	—		—		—		—		—		0

Net Income (Loss) before Minority Interest and Income Taxes	29,652	5,476		3,448		9,045		(1,641)		(37,243)		8,738

Income tax benefit (expense)	661	(165	)(1)	(165	)(1)	(345	)(1)	67	(1)	—	(1)	52
Minority interest	(4,565)	(1,260	)(3)	(537	)(3)	(1,423	)(3)	257	(3)	6,089	(3)	(1,437)

Net Income (Loss) from Continuing Operations	25,748	4,051		2,746		7,278		(1,316)		(31,154)		7,353

Preferred dividends										(8)		(9,189)

Net Income from Continuing Operations Applicable to Common Shareholders												$(1,836)

Basic and diluted:
Income from continuing operations per share available to common shareholders												$(0.03)

Weighted average shares outstanding										(2)		71,383

     The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of Marriott RTP on February 24, 2006

2)	acquisition of JW Marriott Pan Pacific on April 19, 2006

3)	acquisition of Marriott Gateway on July 13, 2006
(b)	Represents pro forma adjustments to reflect the acquisition of Westin O’Hare on November 9, 2006 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of MIP Properties on December 7, 2006 as if such transaction occurred at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect the immediate designation of two MIP Properties as discontinued operations as if such determination occurred at the beginning of the period presented.

(e)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 16.35% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents the estimated unaudited statements of operations for the tow MIP portfolio hotels that, upon acquisition, were immediately designated as discontinued.

(6)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(7)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(8)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

(9)	Management fees were increased to reflect expected management fees to be incurred for core hotels under new management agreement.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2005
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)		(c)		(d)
		Miscellaneous		Westin		MIP		MIP Discontinued		(e)		Adjusted
	Historical	Acquisitions		O’Hare		Properties		Properties		Debt		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Pro Forma		December 31,
	2005	Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		2005
Revenue
Rooms	$250,571	122,941	(4)	18,860	(4)	61,192	(4)	(15,874	)(5)	—		$437,690
Food and beverage	52,317	36,972	(4)	17,121	(4)	24,050	(4)	(7,338	)(5)	—		123,122
Other	14,181	5,914	(4)	2,540	(4)	3,987	(4)	(1,027	)(5)	—		25,595

Total hotel revenue	317,069	165,827		38,521		89,229		(24,239)		—		586,407

Interest income from notes receivable	13,323	—		—		—		—		—		13,323
Asset management fees	1,258	—		—		—		—		—		1,258

Total Revenue	331,650	165,827		38,521		89,229		(24,239)		—		600,988

Expenses
Hotel operating expenses
Rooms	56,991	29,106	(4)	5,167	(4)	17,048	(4)	(4,456	)(5)	—		103,856
Food and beverage	39,711	26,989	(4)	10,900	(4)	17,529	(4)	(6,117	)(5)	—		89,012
Other direct	5,420	3,191	(4)	679	(4)	2,485	(4)	(780	)(5)	—		10,995
Indirect	99,804	38,969	(4)	8,899	(4)	27,164	(4)	(8,089	)(5)	—		166,747
Management fees	11,547	6,803	(4)	1,145	(4)	2,434	(9)	(485	)(5)	—		21,444
Property taxes, insurance, and other	17,248	7,752	(4)	2,961	(4)	4,707	(4)	(1,492	)(5)	—		31,176
Depreciation & amortization	30,286	24,287	(6)	6,250	(6)	10,769	(6)	(1,970	)(6)	—		69,622
Corporate general and administrative	14,523	—		—		—		—		—		14,523

Total Operating Expenses	275,530	137,097		36,001		82,136		(23,389)		—		507,375

Operating Income	56,120	28,730		2,520		7,093		(850)		—		93,613

Interest income	1,027	—		—		—		—		—		1,027
Interest expense and amortization and write-off of loan costs	(44,207)	—		—		—		—		(30,452	)(7)	(74,659)
Loss on debt extinguishment	(10,000)	—		—		—		—		—		(10,000)

Net Income (Loss) before Minority Interest and Income Taxes	2,940	28,730		2,520		7,093		(850)		(30,452)		9,981

Income tax benefit (expense)	2,650	(785	)(1)	(185	)(1)	(356	)(1)	68	(1)	—	(1)	1,392
Minority interest	(1,159)	(4,324	)(3)	(382	)(3)	(1,101	)(3)	128	(3)	4,979	(3)	(1,860)

Net Income (Loss) from Continuing Operations	4,431	23,621		1,953		5,635		(654)		(25,473)		9,514

Preferred dividends										(8)		(11,907)

Net Income from Continuing Operations Applicable to Common Shareholders												$(2,394)

Basic and diluted:
Income from continuing operations per share available to common shareholders												$(0.03)

Weighted average shares outstanding										(2)		71,383

     The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of FGS Properties on March 16, 2005

2)	acquisition of Hilton Santa Fe on March 22, 2005

3)	acquisition of CNL Properties on June 17, 2005

4)	acquisition of Hyatt Dulles on October 28, 2005

5)	acquisition of Marriott RTP on February 24, 2006

6)	acquisition of JW Marriott Pan Pacific on April 19, 2006

7)	acquisition of Marriott Gateway on July 13, 2006
(b)	Represents pro forma adjustments to reflect the acquisition of Westin O’Hare on November 9, 2006 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of MIP Properties on December 7, 2006 as if such transaction occurred at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect the immediate designation of two MIP Properties as discontinued operations as if such determination occurred at the beginning of the period presented.

(e)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 16.35% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents the estimated unaudited statements of operations for the tow MIP portfolio hotels that, upon acquisition, were immediately designated as discontinued.

(6)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(7)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(8)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

(9)	Management fees were increased to reflect expected management fees to be incurred for core hotels under new management agreement.

EXHIBITS
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Independent Accountants’ Consent

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 15, 2006

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID J. KIMICHIK

David J. Kimichik Chief Financial Officer